Exhibit 10.3

AMENDMENT TO
CONSULTING AGREEMENT
DATED MAY 8, 2009

Pursuant to a consulting agreement dated May 8, 2009 (the “Agreement”) between Clear Skies Solar, Inc. (the “Company”) and Barry Honig (the “Consultant”), the Company is engaging the Consultant to provide certain Services in consideration for 4,000,000 Consulting Shares.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties wish to amend the Agreement so that the Company is obligated to file on a Form S-8 only 2,500,000 of the Consulting Shares.

NOW THEREFORE, in consideration of the premises, the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned agree as follows:

1.	The Company wishes to amend and restate Paragraph 5 of the Agreement as follows:

“5.                 Registration Rights

 a.            Promptly following the filing by the Company of their Annual Report on Form 10-K for the year ended December 31, 2008, but in no event greater than 15 days thereafter, the Company shall file a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement shall include two million five hundred thousand (2,500,000) shares (the “Registrable Shares”) of the Consulting Shares (the “Registration Statement”).

b.           As a condition to the inclusion of his Registrable Shares, Consultant shall furnish to the Company such information regarding Consultant and his affiliates and the distribution proposed by Consultant as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

c.           Consultant hereby covenants with the Company not to make any sale of the Registrable Shares without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

d.           Consultant acknowledges and agrees that the Registrable Shares sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Shares is accompanied by a certificate reasonably satisfactory to the Company to the effect that (x) the Registrable Shares have been sold in accordance with such Registration Statement and (y) the requirement of delivering a current Prospectus has been satisfied.

e.           Consultant shall not take any action with respect to any distribution deemed to be made pursuant to such Registration Statement, which would constitute a violation of Regulation M under the Securities Exchange Act of 1934, as amended, or any other applicable rule, regulation or law.”

2.           Except as modified and amended herein, all of the terms and conditions of the
Agreement shall remain in full force and effect.

3.   This Amendment may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Amendment.

4.   This Amendment and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

Clear Skies Solar, Inc.

/s/ Barry Honig	By:	/s/ Ezra Green
Barry Honig		Name: Ezra Green
Title: Chief Executive Officer

Address for Notice:	Address for Notice:

Barry Honig	Ezra Green, Chief Executive Officer
595 S. Federal Hwy.	Clear Skies Solar, Inc.
Suite 600	200 Old Country Road, Suite 610
Boca Raton, FL 33432	Mineola, NY 11501